Exhibit 10.4
AMENDMENT #2 TO THE OPTION AGREEMENT

Effective as of the 11th day of February, 2014

BETWEEN:

Viscount Nevada Holdings Ltd., with a resident agent address at

1000 East William Street, Suite 204, Carson City, Nevada  89701

(the “Optionor”)

AND:

Nevada Tungsten Holdings Ltd., with an office at

1671 SW 105 Lane, Davie, FL 33324

(the “Optionee”)

The parties hereby agree that notwithstanding that the payment contemplated in section 4 (b) (ii) of the Option Agreement, “US$100,000 to the Optionor on or before February 15, 2014,” (the “Payment”), will not be made on or before February 15, 2014, and that the annual work commitment contemplated in section4 (c) (i) of the Option Agreement, “exploration expenditures on the Property of US$250,000 on or before the first anniversary of the execution of this Agreement,” (the “Work”), will not be expended by the first anniversary, that the Option Agreement remains unchanged and in good standing with full force and effect, with the understanding that the Payment will be made, and the Work will be expended, on or before June 15, 2014. For this consideration and upon the execution of this Amendment #2, the Optionee will issue to the Optionor 250,000 shares of common stock in Tungsten Corp..

Dated this 11th day of February, 2014.

SIGNED AND DELIVERED BY:

Viscount Nevada Holdings Ltd.

Per:
Authorized Signatory

SIGNED AND DELIVERED BY:

Nevada Tungsten Holdings Ltd.

Per:
Authorized Signatory